UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

May 19, 2001

(Date of Report)

Roundy's, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	002-94984	39-0854535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

23000 Roundy Drive

Pewaukee, Wisconsin 53072

(Address of principal executive offices)

(262) 953-7999

(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

(a) The Acquisition. On May 19, 2001, the Registrant, Roundy's, Inc. (the "Company") consummated the acquisition (the "Acquisition") of all of the outstanding stock of the Copps Corporation ("Copps") from the approximately 60 shareholders of Copps, for a purchase price of approximately $95 million, subject to post-closing adjustments. The post-closing adjustments will be based upon the balance sheet of Copps as of closing, and are not expected to be material. A copy of the Share Exchange Agreement dated as of May 16, 2001, by and between the Company and Copps is filed as Exhibit 2.4 to this Report. The Company financed the Acquisition utilizing the proceeds of the Credit Agreement described in (c) below.

The Acquisition was negotiated at arms' length between the respective officers of the Company and Copps. None of such officers were affiliated with Copps, its affiliates, its directors, officers or their associates.

(b) Businesses Acquired. Prior to May 19, 2001, Copps had been in the business of owning and operating a wholesale grocery warehouse and 21 retail grocery stores. The Company is engaged in a similar business and intends to continue to operate the Copps businesses by consolidating these businesses into the Company's operations.

(c) Credit Agreement. On May 18, 2001, the Company entered into a Credit Agreement in the maximum aggregate amount of $300,000,000 with various lenders, with Bank One, Wisconsin acting as agent (the "Credit Agreement"). The Credit Agreement provides for $170,000,000 of revolving loans and a $130,000,000 term loan. Following are the material components of the application of the proceeds of the Credit Agreement which were drawn on May 19, 2001 (the total amount drawn was approximately $236.9 million): (i) approximately $4.0 million was used to pay indebtedness of Copps; (ii) approximately $85.1 million was paid to or for the benefit of the shareholders of Copps; (iii) approximately $146.5 million was used to retire long-term indebtedness of the Company; and (iv) the remaining approximately $1.3 million was used to pay other expenses, primarily transaction costs. A copy of the Credit Agreement is filed as Exhibit 4.7 to this Report.

(d) Exhibits.

See the Exhibit Index, following the signature to this Report, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roundy's, Inc.

(Registrant)

By: ROBERT D. RANUS

Name: Robert D. Ranus

Title: Vice President and Chief Financial Officer

Date: June 1, 2001

ROUNDY'S, INC.

EXHIBIT INDEX

TO CURRENT REPORT ON FORM 8-K

Exhibit Description

------ ------------

2.4* Share Exchange Agreement dated May 16, 2001, by and between Roundy's, Inc. and The Copps Corporation [FILED HEREWITH]

4.7 $170,000,000 Revolving Loans, $130,000,000 Term Loan Amended and Restated Credit Agreement among Roundy's, Inc., The Lenders, Bank One, Wisconsin, As Agent, Harris Trust and Savings Bank and National City Bank as Co-Syndication Agents, Firstar Bank N.A. and M&I Marshall & Ilsley Bank as Co-Documentation Agents and Banc One Capital Markets, Inc. as Lead Arranger and Sole Book Runner, dated as of May 18, 2001[FILED HEREWITH]

* Pursuant to Regulation S-K, Item 601(b)(2), included as part of Exhibit 2.4 is a list of omitted schedules and exhibits together with an agreement to furnish copies of any such omitted schedule or exhibit to the Commission upon request.